UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 11, 2019

BRIDGELINE DIGITAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-33567	52-2263942
(Commission File Number)	(IRS Employer Identification No.)

100 Summit Drive, Burlington, MA	01803
(Address of Principal Executive Offices)	(Zip Code)

(781) 376-5555
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐   Pre -commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐   Pre -commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

See Item 3.02.

Item 3.02. Unregistered Sales of Equity Securities.

On March 12, 2019 (the “Closing Date”), Bridgeline Digital, Inc. (the “Company”) entered into Securities Purchase Agreements (the “SPAs”), in substantially the form attached hereto as Exhibit 10.1, with certain accredited investors (each, a Purchaser”), pursuant to which the Company offered and sold to the Purchasers an aggregate of 10,227.5 units (“Units”) for $1,000 per Unit, with such Units consisting of (i) an aggregate of 10,227.5 shares of the Company’s newly designated Series C Convertible Preferred Stock, par value $0.001 per share (“Series C Preferred”); (ii) warrants to purchase an aggregate of 56,819,473 shares of Company common stock, par value $0.001 per share (“Common Stock”), subject to adjustment (as set forth below), with a term of 5.5 years (“Series A Warrants”); (iii) warrants to purchase an aggregate of 56,819,473 shares of Common Stock, subject to adjustment (as set forth below), with a term of 24 months (“Series B Warrants”); and (iv) warrants with a term of 5.5 years (“Series C Warrants,” and together with the Series A Warrants and Series B Warrants, the “Warrants”) (the “Private Placement”). Forms of the Series A Warrants, Series B Warrants and Series C Warrants are attached hereto as Exhibits 4.1, 4.2 and 4.3, respectively.

The Series A Warrants and Series B Warrants have an initial exercise price of $0.18 per share; provided, however, that the exercise price of the Series A Warrants and Series B Warrants may be reset up to three times (each, a “Reset Date”), as more specifically set forth in the Series C Warrants, to a price equal to the greater of (i) 80% of the average of the two lowest VWAP days out of the 20 consecutive trading days immediately preceding the Reset Date, and (ii) $0.08 (the “Floor”) (the “Reset Price”). Upon each applicable Reset Date, if ever, the number of shares of Common Stock issuable pursuant to the Series A Warrants and Series B Warrants shall also be adjusted, as more specifically set forth in the Series C Warrants. The Series C Warrants, none of which are initially exercisable, have an exercise price of $0.001 per share. In the event that the Reset Price is lower than $0.18 on any applicable Reset Date, if ever, the Series C Warrants shall become exercisable for that number of shares of Common Stock such that when combined with the number of shares issuable upon conversion of the Series C Preferred into Common Stock (“Conversion Shares”), the combined average cost of all such shares shall equal the applicable Reset Price. Assuming that the Warrants are reset down to the Floor, the number of shares of Common Stock issuable upon exercise of the Series A Warrants shall be 127,843,750 shares, Series B Warrants shall be 127,843,750 shares, and Series C Warrants shall be 71,024,277 shares.

No shares of Series C Preferred may be converted into Conversion Shares and no Warrants may be exercised for shares of Common Stock (“Warrant Shares”), unless and until such time that the Company has obtained approval from its stockholders, at an annual or special meeting or via written consent, to (i) issue the Conversion Shares and Warrant Shares upon the conversion and exercise of the Series C Preferred and Warrants, respectively, which number of shares in the aggregate exceeds 20% of the Company’s shares of Common Stock issued and outstanding immediately prior to the Closing Date, as required by Nasdaq Marketplace Rule 5635(d) (the “Issuance Approval”), and (ii) amend its Amended and Restated Certificate of Incorporation, as amended (“Charter”) to increase the number of shares of Common Stock available for issuance thereunder (or effect a reverse stock split of its issued and outstanding shares of Common Stock so as to effectively increase the number of shares of Common Stock available for issuance) by a sufficient amount to permit the conversion of all outstanding Series C Preferred into Conversion Shares and all Warrants into Warrant Shares (the “Authorized Share Approval,” and together with the Issuance Approval, the “Stockholder Approvals”). In addition, the Company may not effect, and a Purchaser will not be entitled to, convert the Series C Preferred Stock or exercise any Warrant, which, upon giving effect to such conversion or exercise, would cause (i) the aggregate number of shares of Common Stock beneficially owned by the Purchaser (together with its affiliates) to exceed 4.99% (or, at the election of the holder, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to the exercise.

As additional consideration for the securities purchased in the Private Placement, the Company also entered into Warrant Exchange Agreements, in substantially the form attached hereto as Exhibit 10.2, with each Purchaser that previously purchased warrants from the Company in a public offering consummated in October 2018 (the “2018 Warrants”), pursuant to which the Company agreed to exchange, at the Purchaser’s option, the 2018 Warrants for new warrants (the “Exchange Warrants”), in substantially the form attached hereto as Exhibit 4.4, which Exchange Warrants shall have identical terms to the 2018 Warrants other than the exercise price, which shall be lowered to $0.18, and the inclusion of the same exercise price reset provisions as the Series A Warrants and Series B Warrants.

As a condition to consummating the Private Placement, the Company obtained Voting Agreements, in substantially the form attached hereto as Exhibit 10.3, from holders of approximately 30% of its current voting securities, pursuant to which such holders agreed to vote (i) in favor of the Issuance Approval, (ii) in favor of the Authorized Share Approval, and (iii) against any proposal or other corporate action or agreement that could result in any condition of the Company’s obligations under the SPA not being fulfilled.

In connection with the Private Placement, the Company also entered into Registration Rights Agreements (the “Registration Rights Agreements”), a form of which is attached hereto as Exhibit 10.4, with each of the Purchasers, pursuant to which the Company agreed to file a registration statement with the Securities and Exchange Commission no later than 30 days after the Closing Date in order to register, on behalf of the Purchasers, the Conversion Shares and Warrant Shares.

ThinkEquity, a division of Fordham Management, Inc. and Taglich Brothers, Inc. (together, the “Placement Agents”) served as joint placement agents for the Private Placement, pursuant to a Placement Agency Agreement, the form of which is attached hereto as Exhibit 10.5. As consideration for their services, the Company (i) paid the Placement Agents an aggregate cash fee of $818,200, an amount equal to 8.0% of the gross proceeds received by the Company as a result of the Private Placement, (ii) reimbursed the Placement Agents for an aggregate of $90,000 for out-of-pocket expenses, and (iii) issued the Placement Agents warrants (“Placement Agent Warrants”), in substantially the form attached hereto as Exhibit 4.5, to purchase an aggregate of 2,840,974 shares of Common Stock, an amount equal to 5% of the Conversion Shares issuable upon conversion of the shares of Series C Preferred sold and issued to Purchasers in the Private Placement.

Michael Taglich, a member of the Company’s Board of Directors, is the President and Chairman of Taglich Brothers, Inc. Mr. Taglich also purchased Units in the amount of approximately $350,000 in the Private Placement, which purchase is also subject to stockholder approval pursuant to Nasdaq Marketplace Rule 5635(c).

The net proceeds to the Company from the Private Placement, after deducting the Placement Agents’ fees and expenses, and excluding the proceeds, if any, from the exercise of the Warrants, were approximately $9.0 million. The Company intends to utilize approximately $4.5 million of the proceeds to purchase certain assets from Stantive Technologies, Inc., as previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 19, 2019, $2.7 million to repay certain indebtedness, and the remaining net proceeds for general working capital.

The Series C Preferred, Warrants, Exchange Warrants and Placement Agent Warrants offered, issued and sold in connection with the Private Placement were issued without registration and are subject to restrictions under the Securities Act of 1933, as amended, and the securities laws of certain states, in reliance on the private offering exemptions contained in Section 3(a)(9) and Section 4(a)(2) of the Securities Act of 1933 and on Regulation D promulgated thereunder, and in reliance on similar exemptions under applicable state laws as a transaction not involving a public offering.

The foregoing descriptions of the SPA, Series A Warrants, Series B Warrants, Series C Warrants, Warrant Exchange Agreement, Exchange Warrants, Voting Agreements, Registration Rights Agreements, Placement Agency Agreement and Placement Agent Warrants do not purport to be complete, and are qualified in their entirety by reference to the same, attached hereto as Exhibits 10.1, 4.1, 4.2, 4.3, 10.2, 4.4, 10.3, 10.4, 10.5 and 4.5, respectively, each of which are incorporated by reference herein.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 11, 2019, in connection with the Private Placement, the Company filed the Certificate of Designations, Preferences and Rights of the Series C Convertible Preferred Stock (the “Certificate of Designation”), with the Secretary of State of the State of Delaware – Division of Corporations, designating 11,000 shares of the Company’s preferred stock as Series C Preferred, each share of Series C Preferred with a Stated Value of $1,000 per share. The Series C Preferred rank senior to all of the Company’s outstanding securities, including the Company’s Series A Convertible Preferred Stock (“Series A Preferred”). In connection with the designation of the Series C Preferred, the holders of Series A Preferred executed a consent, approval and waiver to, among other things, designate the Series C Preferred, issue the Series C Preferred in connection with the Private Placement, and subordinate the rights afforded to the holders of Series A Preferred to the rights of the holders of Series C Preferred.

Each share of Series C Preferred is convertible into that number of Conversion Shares equal to the Stated Value plus all accrued but unpaid dividends and Late Charges (as defined in the Certificate of Designations), divided by $0.18, which conversion rate is subject to adjustment in accordance with the terms of the Certificate of Designation; provided, however, that holders of the Series C Preferred may not convert any of their Series C Preferred into Conversion Shares unless and until the Company has obtained both of the Stockholder Approvals. In addition, holders of Series C Preferred are prohibited from converting Series C Preferred into Conversion Shares if, as a result of such conversion, the holder, together with its affiliates, would own more than 4.99% (or 9.99% upon the election of the holder prior to the issuance of the Series C Preferred) of the total number of shares of Common Stock then issued and outstanding.

Effective upon the Company’s receipt of the Issuance Approval, each holder of the Series C Preferred shall be entitled to the whole number of votes equal to the number of shares of Common Stock equal to the Conversion Amount (as defined in the Certificate of Designations) of the Series C Preferred then held by such holder divided by $0.24; provided, however, that the number of votes that any holder, together with its affiliates, may exercise in connection with all of the Company securities held by such holder shall not exceed 9.99% of the voting power of the Company. Subject to the foregoing conditions, holders of the Series C Preferred shall vote alongside holders of the Company’s Common Stock on any matter presented to the Company’s stockholders for their action or consideration. In addition, pursuant to the Certificate of Designation, the Company shall not take the following actions without obtaining the prior consent of at least a majority of the holders of the outstanding Series C preferred, voting separately as a single class: (i) amend or repeal any provision of the Company’s Charter or bylaws, or file any certificate of designations or articles of amendment to any series of preferred stock, if such alteration would adversely affect the rights of the holders of the Series C Preferred; (ii) increase or decrease the number of shares of Series C Preferred authorized for issuance; (iii) create or authorize any new class or series of stock that ranks senior or pari passu to the Series C Preferred; (iv) purchase, repurchase or redeem any shares of Company securities ranking junior to the Series C Preferred; (v) pay dividends or make any other distribution on shares of any Company securities ranking junior to the Series C Preferred; provided, however, that the Company may continue to accrue those dividends payable to holders of the Series A Preferred, and upon obtaining the Stockholder Approvals, the Company may pay holders of the Series A Preferred all dividends that have accrued since the Closing Date and may re-commence paying dividends pursuant to those terms set forth in the Certificate of Designations, Preferences and Rights of the Series A Preferred; (vi) issue any shares of Series C Preferred other than as contemplated by the Certificate of Designation; or (vii) circumvent any right of the Series C Preferred.

In the event that the Company has not amended its Charter to effect the Authorized Share Increase on or before six months after the Closing Date, then each holder of the Series C Preferred shall have the right, at the holder’s election, to require the Company to redeem all or a portion of such holder’s outstanding Series C Preferred pursuant to the terms set forth in the Certificate of Designation. Upon the occurrence of a Bankruptcy Event (as defined in the Certificate of Designations), the Company shall be required to redeem, in cash, all outstanding shares of Series C Preferred at a price equal to the Conversion Amount; provided, however, that holders of the Series C Preferred shall have the right to waive, in whole or in part, such right to receive payment upon the occurrence of a Bankruptcy Event.

Shares of the Series C Preferred are not entitled to receive any dividends, unless and until specifically declared by the Company’s Board of Directors.

The foregoing description of the Series C Preferred is qualified, in its entirety, by the full text of the Certificate of Designation, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.1, and is incorporated by reference herein.

Item 8.01. Other Events.

On March 13, 2019, the Company issued a press release announcing the Private Placement, a copy of which is attached hereto as Exhibit 99.1, and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIDGELINE DIGITAL, INC.
(Registrant)

	By:	/s/ Carole A. Tyner
Carole A. Tyner
Chief Financial Officer
Date: March 13, 2019

Exhibit Index

Exhibit Number	Description

3.1	Certificate of Designations, Preferences and Rights of the Series C Convertible Preferred, dated March 11, 2019.
4.1	Form of Series A Warrant, dated March 12, 2019.
4.2	Form of Series B Warrant, dated March 12, 2019.
4.3	Form of Series C Warrant, dated March 12, 2019.
4.4	Form of Exchange Warrant, dated March 12, 2019.
4.5	Form of Placement Agent Warrant, dated March 12, 2019.
10.1	Form of Securities Purchase Agreement, dated March 12, 2019.
10.2	Form of Warrant Exchange Agreement, dated March 12, 2019.
10.3	Form of Voting Agreement, dated March 12, 2019.
10.4	Form of Registration Rights Agreement, dated March 12, 2019.
10.5	Form of Placement Agent Agreement, dated March 12, 2019.
99.1	Press Release, dated March 13, 2019.